EXHIBIT 10.29


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of July 17, 2001 (the "Effective Date") by and between EXELIXIS, INC., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083 (including, its subsidiaries, the "Company"), and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation having its principal place of business at Route 206 and Province Line Road, Princeton, NJ 08543 ("Purchaser"). The Company and Purchaser are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, the Company and Purchaser have entered into an arrangement to collaborate in certain business and technology matters pursuant to which they are parties to a Cancer Collaboration Agreement and a License Agreement, each dated of even date herewith (such Cancer Collaboration Agreement and such License Agreement, together with all ancillary documents thereto and hereto, are hereinafter collectively referred to as the "Transaction Documents") and desire to further this relationship through the purchase of an equity investment in the Company by Purchaser; and

     WHEREAS, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Purchaser to purchase from the Company newly issued shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), at a 100% premium to market with an aggregate purchase price of approximately Twenty Million Dollars ($20,000,000) upon the Closing (as defined in Section 2.1(a)).

                                    AGREEMENT

     NOW  THEREFORE,  the  parties  agree  as  follows:

1.     AUTHORIZATION  AND  SALE  OF  SHARES
       ------------------------------------

     1.1 AUTHORIZATION. The Company has authorized the issuance and sale of the Shares pursuant to the terms and conditions hereof.

     1.2 ISSUANCE AND SALE. Subject to the terms and conditions hereof, on the Closing Date, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company the number of shares of Common Stock (rounded down to the nearest whole number) (the "Shares") equal to the number derived by dividing
(a) Twenty Million Dollars ($20,000,000) by (b) (i) the average closing price for the Common Stock for the fifteen (15) trading day period commencing on the twentieth (20th) trading day prior to and including the Closing Date (as defined in Section 2.1(a)), as reported on the Nasdaq Stock Market (the "ACP"), multiplied by (ii) two (such purchase being hereinafter referred to as the "Purchase"). The purchase price per Share shall be the ACP multiplied by two.

                                 $20,000,000
     Thus,          Shares  =  ----------------
                                 (ACP  *  2)

For example, if the ACP during the applicable period was $17.00, the number of shares purchased pursuant to this Agreement would be:

                                 $20,000,000
            Sample  shares  =  ---------------
                                 ($17  *  2)

or, 588,235.29, which rounds down to 588,235 Shares at an aggregate purchase price of $19,999,990.00 (i.e., 588,235 x $34).

2.     CLOSINGS;  DELIVERY
       -------------------

     2.1  CLOSING.

          (A) CLOSING DATE. The closing of the purchase and sale of the Shares (the "Closing") shall be held at 10:00 a.m. California time on the Effective Date (the "Closing Date"), or at such other time or date as the Company and Purchaser may agree in writing.

          (B) LOCATION. The Closing shall be held at the Company's principal offices, 170 Harbor Way, South San Francisco, California or at such other place as the Company and Purchaser may agree in writing.

     2.2 DELIVERY. Subject to the terms and conditions of this Agreement, at the Closing the Company will deliver to Purchaser a copy of correspondence from the Company to the Company's stock transfer agent dated no later than the Closing Date, which directs the Company's transfer agent to prepare and deliver a stock certificate representing the Shares as soon as possible, and shall take such further actions as are necessary to cause the stock certificate representing the Shares to be delivered to Purchaser as soon as practicable following the Closing. The purchase price as determined pursuant to Section 1.2 hereof shall be paid by wire transfer in immediately available funds to the following account:
         Silicon  Valley  Bank,  Santa  Clara,  CA
         ABA  Routing:  121-140-399
         Acct  Number:  33001-60643
         FBO:  Exelixis,  Inc.

3.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY
       --------------------------------------------------
     The  Company  hereby  represents  and  warrants  to  Purchaser  as follows:

     3.1  CORPORATE  ORGANIZATION  AND  AUTHORITY.  The  Company:

          (A) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Delaware;

          (B) has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and

          (C) is qualified as a foreign corporation and in good standing in the State of California and in all other jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a Material Adverse Effect. When used in connection with the Company, the term "Material Adverse
Effect" means any change or event that is or is reasonably likely to be materially adverse to the financial condition or operations of the Company.

     3.2 AUTHORIZATION. All necessary corporate action on the part of the Company for the execution, delivery and performance of all obligations under this Agreement, for the consummation of the transactions contemplated hereby and for the issuance and delivery of the Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

     3.3 VALIDITY OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be duly and validly issued and outstanding, fully paid, nonassessable, and free and clear of all pledges, liens, encumbrances and restrictions other than the restrictions on transfer set forth in Section 4.3.

     3.4  NO  CONFLICTS;  REQUIRED  FILINGS.

          (A) The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in violation of its Certificate of Incorporation or Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement.

          (B) The execution, delivery and performance of this Agreement by the Company will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time (assuming no changes in currently existing laws) or the giving of notice of (i) any provision of the Company's Certificate of Incorporation or Bylaws as effective on the date hereof and on the Closing Date; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) to the Company's knowledge, any statute, rule or governmental regulation applicable to the Company.

          (C) The execution, delivery and performance of this Agreement by the Company does not and will not require any consent, approval, authorization or permit of, or filing with or without notification to, any governmental or regulatory authority, United States or foreign, except (i) for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the "Exchange Act"), or securities laws of the various states of the United States (the "Blue Sky Laws"), and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated under this Agreement, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate, have a Material Adverse Effect.

     3.5  SEC  FILINGS;  FINANCIAL  STATEMENTS.

          (A) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since April 11, 2000 and has heretofore made available to Purchaser, in the form filed with the SEC, its (i) Annual Report on Form 10-K, as amended, for the period ended December 31, 2000, (ii) Quarterly Report on Form 10-Q for the period ended March 31, 2001, (iii) proxy statement for the annual meeting of stockholders held on May 22, 2001, (vi) Registration Statement on Form S-3 filed June 1, 2001, and (vii) Current Reports on Form 8-K filed on May 15, 2001. The Company has filed additional reports with the SEC that may be accessed at www.sec.gov. The forms, reports and other documents referred to in this subsection 3.5(a) are referred to collectively as the "SEC Reports." The SEC Reports (A) were prepared in accordance with the requirements of the Exchange Act, and (B) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Furthermore, the SEC Reports, when read as a whole, as updated by the Company's press releases and as of the date hereof, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, not misleading. The Company is eligible to register the offer and resale of the Shares by Purchaser on a Registration Statement on Form S-3 or a successor form.


          (B) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (collectively, the "Financial Statements") was prepared (i) in the case of Quarterly Reports on Form 10-Q, in accordance with United States generally accepted accounting principles as promulgated under Regulation S-X by the SEC, with such principles applied on a consistent basis throughout the periods indicated, and (ii) in the case of the Annual Report on Form 10-K, in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and comply in all material respects with the rules and regulations of the SEC, including without limitation Regulation S-X. The Financial Statements comply in all material respects with applicable accounting requirements, and each fairly presented the financial position, results of operations and changes in the financial position of the Company as of the respective dates thereof and for the respective periods indicated therein.

     3.6 PRIVATE OFFERING. Neither the Company nor anyone acting on its behalf has offered any of the Shares or any similar securities for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of
Section 5 of the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the "Securities Act").

     3.7 CHANGES. Except as set forth in the SEC Reports and as described in the Schedule of Exceptions attached hereto, the Company has not, to the extent material to the Company (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business other than the convertible loan in principal amount of $30 million issued to Protein Design Labs, Inc. on May 22, 2001, (ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, other than pursuant to certain equipment financing arrangements disclosed in its SEC Reports, (iii) waived any debt owed to the Company, (iv) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business, (v) declared, set aside or paid any dividends or other distribution with respect to the capital stock of the Company, (vi) changed any material contract or arrangement by which the Company or any of its assets is bound,
(vii) sold, assigned or transferred any of its patents, trademarks, copyrights, trade secrets or other intangible assets, or (viii) entered into any transaction other than in the usual and ordinary course of business. Other than as may be set forth in the SEC Reports, there has been no material adverse change in the financial condition or business, assets or properties, liabilities or operating results of the Company since the date of the financial statements contained in the SEC Reports other than normal recurring operating losses, and there has not occurred any loss, destruction or damage affecting the business, properties, prospects or financial condition of the Company, whether or not insured, which has or may have a Material Adverse Effect. For purposes of this Section 3.7 only, the term "material" shall mean a single transaction or event, or a group of related transactions or events, involving debts, obligations, liabilities or assets with a cost or value in excess of $1 million, or cumulative transactions and events involving debts, obligations, liabilities and assets with a cumulative total value or cost in excess of $5 million, with respect to those items covered by this Section 3.7.

     3.8 LITIGATION. Other than as described in the SEC Reports, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the Company's knowledge, threatened against the Company or its properties, assets or business, and neither the Company nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit or other proceeding, in each case which, if adversely determined, would, individually or in the aggregate, affect the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder, or have a Material Adverse Effect. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality, which default would have a Material Adverse Effect.

     3.9 CAPITAL STOCK. At May 31, 2001, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock, of which 48,533,903 shares were outstanding, and 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares were outstanding. As of May 31, 2001, 8,007,229 shares of Common Stock were reserved for issuance under the Company's stock option and purchase plans, 621,068 shares were reserved for issuance in connection with the Agritope 1997 Stock Award Plan and up to 929,478 shares were reserved for issuance in connection with the Share Exchange and Assignment Agreement by and among the Company and the stock and option holders of Artemis Pharmaceuticals GmbH. Except as set forth in the SEC Reports (including outstanding offer letters or commitments to issue Common Stock options under existing employee benefits plans), there are no options, warrants, conversion privileges, preemptive rights, or other rights or agreements issued or binding on the Company for the purchase or acquisition of any shares of its capital stock other than an aggregate of 496,220 shares of Common Stock reserved for issuance pursuant to outstanding warrants. Except for shares of capital stock issued pursuant to employee benefit plans, (a) no shares of capital stock of the Company have been issued following May 31, 2001, and (b) all of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in the SEC Reports, the Company has not agreed to register the sale of any of its securities under the Securities Act, and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, preferred stock or warrants or options to purchase Common Stock or preferred stock. Except as set forth in the SEC Reports, no holder of any security of the Company is entitled to any rights of first refusal, preemptive or similar rights to purchase any securities of the Company (including, without limitation, the Shares).

4.     REPRESENTATIONS  AND WARRANTIES OF PURCHASER; RESTRICTIONS ON TRANSFER OF
       -------------------------------------------------------------------------
       THE  SHARES
       -----------

     4.1 REPRESENTATIONS AND WARRANTIES. Purchaser hereby represents and warrants to the Company as follows:

          (A) CORPORATE ORGANIZATION AND AUTHORITY. Purchaser is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing under the laws of the state of Delaware.

          (B) AUTHORIZATION. Purchaser has taken all necessary corporate action necessary for the execution, delivery and performance of all obligations under this Agreement and the consummation of the transactions contemplated hereby and upon execution and delivery, this Agreement constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with its terms.

          (C) INVESTMENT ONLY. This Agreement is made with Purchaser in reliance upon its representations to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Shares to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.

          (D) EXPERIENCE. Purchaser represents that it: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares; (iii) has had the opportunity to discuss the Company's business management, and financial affairs with its management, (iv) has the ability to bear the economic risks of its prospective investment; and (v) is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

          (E) ACCREDITED PURCHASER. Purchaser presently qualifies, and will as of the Closing Date qualify, as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

     4.2 NO REGISTRATION. Purchaser understands that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon Purchaser's representations set forth in this Agreement.

     4.3 LIMITATIONS ON TRANSFERABILITY. Purchaser covenants that in no event will it dispose of any of the Shares (other than pursuant to Rule 144 promulgated by the SEC under the Securities Act ("Rule 144") or any similar or analogous rule) unless and until (a) Purchaser shall have notified the Company of the proposed disposition, and (b) if requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company's counsel, in the reasonable exercise of their judgment, to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken.

     4.4 LEGEND. Each certificate representing the Shares shall be endorsed with substantially the following legends:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED PRIOR TO JULY 17, 2002 WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER. The Company need not register a transfer of any Shares and may instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in the foregoing legends are satisfied.

5.     CONDITIONS  TO  CLOSING
       -----------------------

     5.1 CONDITIONS TO PURCHASE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the Purchase is subject to the satisfaction or Purchaser's waiver, on or prior to the Closing Date, of each of the following conditions:

          (A) The Company shall have received an opinion of Cooley Godward LLP, dated the Closing Date, in substantially the form attached hereto as Exhibit A.

          (B) The Company and Purchaser shall have obtained all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Purchase under this Agreement.

          (C) No federal or state governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the purchase of, or payment for, the Shares by Purchaser or otherwise preventing the consummation of any of the transactions contemplated under this Agreement.

          (D) There shall be no temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Purchase issued by any court which remains in effect, no litigation seeking the issuance of such an order or injunction and no claims or actions threatened or pending which have a reasonably likely prospect of resulting in such order or injunction preventing the consummation of the Purchase.

          (E) The Company and Purchaser shall have executed and delivered the Transaction Documents.

     5.2 CONDITIONS TO PURCHASE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and issue the Shares is subject to the satisfaction or the Company's waiver, on or prior to the Closing Date, of each of the following conditions:

          (A) Purchaser's representations and warranties contained in this Agreement are true and correct as of the Closing Date as though made on and as of that date.

          (B) The Company and Purchaser shall have obtained all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Purchase under this Agreement.

          (C) No state governmental authority or other agency or commission or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the purchase of, or payment for, the Shares by Purchaser or otherwise preventing the consummation of any of the transactions contemplated under this Agreement.

          (D) The Company and Purchaser shall have executed and delivered the Transaction Documents.


6.     ADDITIONAL  AGREEMENTS;  LOCKUP
       -------------------------------
     6.1  REGISTRATION  REQUIREMENTS.

          (A)  REGISTRATION  OF  THE  SHARES.

               (I) Using its diligent best efforts, and as soon as reasonably practicable after the Closing Date (but in no event later than forty-five (45) days after the Closing Date), the Company shall file with the SEC a Registration Statement on Form S-3 covering the Shares (the "Registration Statement"), and shall secure the effectiveness of the Registration Statement as soon as reasonably practicable thereafter.

               (II) Subject to Section 6.1(c), the Company shall be obligated to maintain the effectiveness of the Registration Statement until the earlier of (A) the sale of all of the Shares or (B) the time all otherwise unsold Shares may be sold pursuant to Rule 144(k).
               (III) If the Company is unable to cause the Registration Statement to become effective prior to the first anniversary of the Effective Date, the Company shall, if Purchaser so requests in writing not later than ninety (90) days after the expiration of such one year period, purchase from Purchaser the Shares for a purchase price equal to the purchase price for the Shares. Such purchase shall be effected not later than fifteen (15) days after the Company's receipt of Purchaser's request therefor.

          (B) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Purchaser shall pay all Selling Expenses (as defined below) that relate to the Shares of Purchaser to be registered. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification, compliance and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and accounting fees (including the expense of any special audits incident to or required by any such registration). "Selling Expenses" shall mean all fees of counsel for the Purchaser, selling commissions, underwriting fees and stock transfer taxes applicable to the Shares.

          (C) REGISTRATION SUSPENSION. The Company shall, upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related prospectus (the "Prospectus") shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the Prospectus,

               (I) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Registration Statement and Prospectus so that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is practicable, and

               (II) give notice to Purchaser that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, Purchaser agrees not to sell any Shares pursuant to the Registration Statement until such Purchaser's receipt of copies of the supplemented or amended prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) and (B) above, as promptly as is practicable, and (y) in the case of clause (C) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter. The Company shall be entitled to exercise its right under this Section 6.1(d) to suspend the availability of the Registration Statement or any Prospectus no more than three
(3) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall not exceed thirty (30) days. The period of any such Deferral Period shall be added to the period of time the Company has agreed to keep the Registration Statement effective. The Company shall use all commercially reasonable efforts to limit the duration and number of any Deferral Periods. Purchaser hereby agrees that upon receipt of any Deferral Notice from the Company, Purchaser shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice including the existence or terms of such Deferral Notice.

          (D) REGISTRATION PROCEDURES. In the case of any registration effected by the Company pursuant to this Section 6.1, the Company will use all commercially reasonable efforts:

               (I) to respond promptly to any comments of the SEC relating to the Registration Statement, and to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

               (II) to furnish such number of Registration Statements and other documents incident thereto, including any amendment of or supplement to the Registration Statement or prospectus, as any holder of securities covered by the Registration Statement may reasonably request to facilitate the public sale or other disposition of all or any of the Shares;

               (III) list the class of Company stock in which the Shares are included on the Nasdaq National Market.

               (IV) to file the documents required of the Company and otherwise use all commercially reasonable efforts to maintain requisite blue sky clearance in (A) all U.S. jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by Purchaser; provided, however, that, as to clause (B), the Company shall not be required to
--------   --------
qualify to do business in any state in which it is not now so qualified or has not so consented except as may be required by the Securities Act; and

               (V) to keep Purchaser advised in writing as to the filing and completion of each registration, qualification and compliance.

               (VI) to advise Purchaser promptly at any time when the prospectus (including any supplements thereto) contained in the Registration Statement then in effect under this Section 6.1 includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (E)  INDEMNIFICATION.

               (I) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Purchaser (and its officers, directors, employees, affiliates and agents), from and against any and all losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) to which any of them may become subject (under the Securities Act or otherwise) with respect to any registration, qualification or compliance under this Section 6.1 insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any registration statement (on the effective date thereof), prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any violation by the Company of any applicable rule or regulation under the Securities Act relating to any action or inaction required of the Company in connection with such registration, qualification or compliance, or (iii) any failure by the Company to fulfill any undertaking included in the registration statement or related documents or to fulfill any of its obligations under Section 6.1 hereof. The Company will, as incurred, reimburse the indemnified parties herein for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such claims, actions or proceedings in respect thereof; provided, however,
                                                              --------  -------
that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises out of, or is based upon (A) any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any registration statement (on the effective date thereof), prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, made in reliance upon and in conformity with written information furnished to the Company by Purchaser specifically for use in preparation of such document, or
(B) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to Purchaser prior to the sale or sales from which a loss or liability arose.

               (II) INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold harmless the Company (and its officers, directors, employees, affiliates and agents), from and against any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) to which any of them may become subject (under the Securities Act or otherwise) with respect to any registration, qualification or compliance under this Section 6.1 insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (A) any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any registration statement (on the effective date thereof), prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of such document; provided,
                                                                       --------
however,  that Purchaser shall not be liable in any such case for any (i) untrue
-------
statement or omission in any registration statement, prospectus or other such document which statement has been corrected, in writing, by Purchaser and delivered to the Company ten (10) days before the sale from which such loss occurred, (B) an untrue statement or omission in any prospectus delivered by Purchaser that is corrected in any subsequent prospectus, or supplement or amendment thereto, and delivered to Purchaser prior to the sale or sales from which a loss or liability arose, or (C) any failure by Purchaser to fulfill any of its obligations under Section 6.1 hereof. Purchaser will, as incurred, reimburse the indemnified parties herein for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such claims, actions or proceedings in respect thereof.

               (III) INDEMNIFICATION PROCEDURE. Promptly after receipt by any indemnified party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying party pursuant to this Section 6.1, such indemnified party shall notify the indemnifying party in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall have been brought against an indemnified party and the indemnifying party shall have been notified thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of
          --------   -------
interest that would make it inappropriate in the reasonable judgment of the indemnified party for the same counsel to represent both the indemnified party and such indemnifying party or any affiliate or associate thereof, the indemnified party shall be entitled to retain its own counsel at the expense of such indemnifying party. Failure of any indemnifying party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6.1(e). No indemnifying party, in the defense of any such claim or action, except with the consent of each indemnified party, shall consent to entry of any judgment or enter into any settlement.

               (IV) OTHER LIABILITY. The obligations of the Company and Purchaser under this Section 6.1 shall be in addition to any liability which the Company and Purchaser may otherwise have.

     6.2 FILINGS. The Company covenants and agrees to use all commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the date on which the Shares may be sold pursuant to Rule 144(k) (or any successor rule); and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act.

     6.3 OTHER ACTIONS. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall in good faith, use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated under this Agreement, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the execution, delivery and performance of this Agreement. The Company covenants and agrees to use its best efforts to aid in the removal of all restrictive legends affixed to stock certificates representing the Shares on an expedited basis in accordance with applicable law, including without limitation: (i) upon the request of Purchaser, causing the Company's counsel to render (at the Company's cost) an opinion of counsel required to be delivered by Purchaser pursuant to Section 4.3 of this Agreement; and (ii) providing such information as requested by the Company's registrar or transfer company.

     6.4 LOCKUP. Purchaser agrees that for a period of twelve months following the Closing Date, Purchaser and its affiliated entities shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares held by Purchaser or grant any option or other rights to any person to acquire any Shares without the prior written consent of the Company; provided, however, this Section 6.4 will terminate and be of no force and effect (a) in the event the Company is in default under this Agreement, or (b) effective upon a Change in Control of the Company. A "Change in Control" of the Company shall be deemed to occur if the Company sells, conveys or otherwise disposes of all or substantially all of its property or business, or merges or consolidates with any other corporation or business entity (other than a wholly-owned subsidiary of the Company) or effects any other transaction or series of transactions in which (I) the members of the Board of Directors of the Company prior to the transaction or series of transactions constituting the putative Change in Control event do not constitute a majority of the members of the Board of Directors of the enterprise following completion of the transaction or series of transactions constituting the putative Change in Control event; and (II) the stockholders of the Company immediately prior thereto own less than a majority of the outstanding voting securities of the Company (or its successor or parent) immediately thereafter.

7.     MISCELLANEOUS
       -------------

     7.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire Agreement between the parties hereto with respect to the within subject matter and supersedes all previous Agreements, whether written or oral. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by both parties.

     7.2 GOVERNING LAW; CHOICE OF LAW. This Agreement and the validity, performance, construction and effect of this Agreement shall be governed in all respects by the laws of the State of Delaware, with the exception of its provisions governing the conflict of laws.

     7.3 ASSIGNMENT. This Agreement may not be assigned by either Party without the prior written consent of the other, except that the Company may assign this Agreement to a party which acquires all or substantially all of the Company's business, whether by merger, sale of assets or otherwise. A merger, consolidation or other reorganization shall be deemed to constitute an assignment.

     7.4 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

          For  Exelixis:           Exelixis,  Inc.
                                   170  Harbor  Way
                                   P.O.  Box  511
                                   South  San  Francisco,  CA  94083
                                   Attention:  General Counsel

          With  a  copy  to:       Cooley  Godward  LLP
                                   Five  Palo  Alto  Square
                                   3000  El  Camino  Real
                                   Palo  Alto,  CA  94306
                                   Attention:  Robert  L.  Jones,  Esq.

          For  BMS:                Bristol-Myers  Squibb  Company
                                   P.O.  Box  4000
                                   Route  206  and  Province  Line  Road
                                   Princeton,  NJ  08543-4000
                                   Attention: Vice President and Senior Counsel,
                                        Pharmaceutical  Research  Institute  and
                                        Worldwide  Business  Development
                                        Facsimile  No.  (609)  252-4232

          With  a  copy  to:       Reed  Smith  LLP
                                   Princeton  Forrestal  Village
                                   136  Main  Street  -  Suite  250
                                   Princeton,  NJ  08543-7839
                                   Attn:  Edward  P.  Bromley  III
                                   Facsimile  No.  (609)  951-0824

     7.5 WAIVER. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the Party waiving compliance.

     7.6  FINDER'S  FEES.

          (A) The Company (i) represents and warrants that it has retained no investment bankers, finders or brokers in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Purchaser harmless of and from any costs, expenses or liability for any commission or compensation in the nature of a finder's fee to any investment banker, finder, broker or other person or firm (including legal fees and other costs and expense of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

          (B) Purchaser (i) represents and warrants that it has retained no investment bankers, finders or brokers in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold the Company harmless of and from any costs, expenses or liability for any commission or compensation in the nature of a finder's fee to any investment banker, finder, broker or other person or firm (including legal fees and other costs and expense of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

     7.7 EXPENSES. The Company and Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transaction contemplated hereby.

     7.8 HEADINGS. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.

     7.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

     7.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Purchaser, and the sale and purchase of the Shares and payment therefor until the earlier of
(a) the resale of any Shares issued pursuant to this Agreement, or (b) the first anniversary of the Effective Date.

     7.11 SEVERABILITY. If any provision of this Agreement is declared invalid by a court of last resort or by any court from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that decision, but this Agreement, in all other respects will remain in force; provided, however, that if the provision so invalidated is essential to this Agreement as a whole, then the Parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the Parties.

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first written above.

Company:                                Purchaser:

Exelixis,  Inc.                         Bristol-Myers  Squibb  Company



By:                                     By:
   -----------------------------           ------------------------------


Title:                                  Title:
      --------------------------              ---------------------------


                                        By:
                                           ------------------------------


                                        Title:
                                              ---------------------------

                       Section 3.7 Schedule of Exceptions


The Company regularly enters into negotiations for and discussions regarding collaborative arrangements, an acquisition or merger or other similar transactions, which negotiations and discussions may include terms involving the sale, assignment or transfer of the Company's patents, trademarks, copyrights, trade secrets or other intangible assets, and may further include discussions regarding a sale or transfer of substantial portions of its assets, properties or business.

                                    EXHIBIT A

                       FORM OF COOLEY GODWARD LLP OPINION

COOLEY GODWARD LLP
                                                              Broomfield,  CO
                                   ATTORNEYS  AT  LAW         720  566-4000

                                   Five Palo Alto Square      Denver, CO
                                   3000 El Camino Real        303 606-4800
                                   Palo  Alto,  CA
                                   94306-2155                 Kirkland, WA
                                   Main     650  843-5000     425 893-7700


                                                              Menlo  Park,  CA
                                   ROBERT  L.  JONES          650  843-5100
                                   650  843-5034
                                   jonesrl@cooley.com


July  [___],  2001

Bristol-Myers  Squibb  Company
Route  206  and  Providence  Line  Road
Princeton,  New  Jersey  08543

RE:     EXELIXIS,  INC.  PRIVATE  PLACEMENT

Ladies  and  Gentlemen:

We have acted as counsel for Exelixis, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of an aggregate of [__________] shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), under the Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and between the Company and you (the "Purchaser"). We are rendering this opinion pursuant to Section [___] of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in, and made pursuant to, the Purchase Agreement by the various parties thereto, and have examined and relied upon the originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to "our knowledge," it is based solely upon
(i) an inquiry of attorneys within this firm who perform legal services for the Company; (ii) review of certificates executed by an officer of the Company covering such matters; and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that the Purchase Agreement is an obligation binding upon you; that you have received all documents that you were to receive under the Purchase Agreement; if you are a corporation or other entity, that you have filed any required California franchise tax or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

We express no opinion herein concerning any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal securities laws of the United States. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities or the sale or issuance thereof.

With regard to our opinion in paragraph 1 below, we have relied solely on (i) a certificate of an officer of the Company as to the states in which the Company owns or leases property or otherwise has any assets, employees or representatives authorized to bind it by contract and (ii) an examination of certificates of good standing or documents of similar import issued by the jurisdictions indicated in such officer's certificate; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in California and, to the best of our knowledge, in each United States jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2. The Company has the corporate power and authority to own or lease its property and to conduct its business as currently conducted and as described in the SEC Reports, and to enter into the Purchase Agreement, issue the Shares and to carry out and perform its obligations under the Purchase Agreement.

3. The Purchase Agreement has been duly authorized, executed and delivered by, and is a legal, valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section [__] thereof may be limited under applicable law.

4. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or, to our knowledge, similar rights.

5. The execution and delivery of the Purchase Agreement by the Company and the filing of the Registration Statement pursuant to the Purchase Agreement (assuming such filing occurs at the time of Closing) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time (assuming no changes in currently existing laws) or the giving of notice of (i) any provision of the Company's Certificate of Incorporation or Bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound and of which we have knowledge; or (iii) any material contract, obligation or commitment to which the Company is a party and which has been filed by the Company as an exhibit to the SEC Reports.

6. Other than as described in the SEC Reports, to the best of our knowledge, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or threatened against the Company or its properties, assets or business, which, if adversely determined, would, individually or in the aggregate, affect the execution and delivery of the Purchase Agreement or have a material adverse effect on the Company.

7. Based upon the representations, warranties and agreements of the Purchaser in Section [4] of the Purchase Agreement, the offer and sale of the Shares to the Purchaser under the Purchase Agreement are exempt from the registration requirements of the Securities Act.

These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person, firm or entity without our prior written consent.

Very  truly  yours,

Cooley  Godward  llp


Robert  L.  Jones